Exhibit 99.2

COMTECH TELECOMMUNICATIONS CORP.
ANNOUNCES INCREASE IN ANNUAL TARGET DIVIDEND AND
RAISES EXISTING STOCK REPURCHASE PROGRAM TO $100.0 MILLION

Melville, New York – December 9, 2013 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that its Board of Directors has raised its annual target dividend from $1.10 per share to $1.20 per share and declared a quarterly cash dividend of $0.30 per share, payable on February 19, 2014, to shareholders of record at the close of business on January 17, 2014. The dividend is the Company’s fourteenth consecutive quarterly dividend and represents an increase of 9.1% from the previous quarterly dividend paid on November 19, 2013. Future dividends will be subject to Board approval.

The Company also announced today that its Board of Directors has authorized an increase to its existing stock repurchase program from $50.0 million to $100.0 million. Repurchases under this stock repurchase program may be made in open-market or privately negotiated transactions and may be made pursuant to SEC Rule 10b5-1 trading plans. Additional information about the Company's stock repurchase program can be found in the Company's Quarterly Report on Form 10-Q filed today.

"We are confident in the overall strength of our business and its ability to continue to generate strong cash flows and have increased our annual target dividend accordingly," said Fred Kornberg, President and Chief Executive Officer of Comtech.

Mr. Kornberg added, "Based on our view that our stock remains a compelling value, our Board of Directors has authorized an increase to our stock repurchase program."

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's BFT-1 contracts and the post-award audit of its original BFT-1 contract; risks associated with the Company's obligations under its revolving credit facility; and other factors described in the Company's filings with the Securities and Exchange Commission.
PCMTL
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
631-962-7000
info@comtechtel.com
###